UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41495	87-0613716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INLX	NYSE American

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 2) amends the Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission on September 1, 2026, as amended on September 2, 2026 (the “Original Form 8-K”) to provide information regarding the Separation Agreement and Release entered into between the Company and Mr. Chretien, the Company’s former Secretary and Chief Strategy Officer, in connection with his previously reported retirement from the Company.

At the time the Original Form 8-K was filed, the Company and Mr. Chretien had not yet finalized the terms of a separation agreement. Following the execution of the Separation Agreement and Release on September 15, 2025, the Company is filing this Amendment No. 2 to disclose the material terms of that agreement pursuant to Item 5.02 of Form 8-K.

Except as described in this Amendment No. 2, the disclosures contained in the Original Form 8-K remain unchanged and this Amendment No. 2 does not otherwise amend, update or modify any information previously reported in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2026, Matthew Chretien, Chief Strategy Officer of Intellinetics, Inc., a Nevada corporation (the “Company”), notified the Company of his retirement and resignation of his offices of Secretary and Chief Strategy Officer of the Company, effective as of September 1, 2026.

On September 15, 2026, the Company entered into a Separation Agreement with Mr. Chretien in connection with his retirement, with retroactive effect to September 1, 2026, pursuant to which Mr. Chretien will receive severance equal to three months’ salary. Mr. Chretien will also remain engaged with the Company as a consultant, paid hourly, with such consulting arrangement being treated as Continuous Service under the terms of Mr. Chretien’s stock options and restricted stock awards. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

On September 17, 2026, with retroactive effect to September 1, 2026, the board of directors of the Company (“the Board”) approved a change in the executive officer titles of Joseph Spain. Effective as of September 1, 2026, Mr. Spain will serve as the Company’s Chief Financial Officer, Secretary and Treasurer. Prior to such change, Mr. Spain served as the Company’s Chief Financial Officer, Treasurer, and Chief Operating Officer. No changes were made to Mr. Spain’s compensation arrangements in connection with the foregoing changes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Alison Forsythe
Alison Forsythe
President and Chief Executive Officer

Dated: September 18, 2026